UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BioSig Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) amends the definitive proxy statement of BioSig Technologies, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission (“SEC”) on August 4, 2025 (the “2025 Proxy Statement”), as amended on August 15, 2025. The 2025 Proxy Statement was filed in connection with the Company’s 2025 Special Meeting of Stockholders to be held on Friday, September 5, 2025, including any adjournment or postponement thereof (the “Special Meeting”).

This Amendment withdraws from stockholder consideration at the Special Meeting the Acquisition Proposal (Proposal No. 1) set forth in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement and, except as described in this Amendment, this Amendment does not modify, amend, supplement or otherwise affect the Proxy Statement.

Withdrawal of Proposal No. 1 (the Acquisition Proposal) from Stockholder Consideration

The Board of Directors has determined not to proceed with the Acquisition Proposal (Proposal No. 1) at the Special Meeting, which proposal asked for stockholder approval to approve the issuance of approximately 109,070,079 shares of the Company’s common stock, subject to certain adjustments, and one share of the Company’s Super Voting Preferred Stock, pursuant to the Share Purchase Agreement, as amended, by and among the Company, certain subsidiaries of the Company named therein, and Streamex Exchange Corporation (“Streamex”), in connection with the Company’s consummated acquisition of Streamex. Accordingly, the Acquisition Proposal will not be presented at or voted upon at the Special Meeting, nor will any proxies submitted with respect to the Acquisition Proposal be tabulated or reported. Any information contained in the Proxy Statement regarding the Acquisition Proposal should be disregarded other than as set forth herein. The Company intends to obtain shareholder approval of the Acquisition Proposal as soon as reasonably practicable.

Effect on Voting

Except for the withdrawn Proposal 1, the other proposals included in the Proxy Statement will proceed to a vote as described in the Proxy Statement. Notwithstanding the withdrawal of Proposal 1, the proxy cards and voting instruction cards distributed with the Proxy Statement remain valid, and the Company will not distribute new proxy cards or voting instruction cards.

None of the other agenda items presented in the Proxy Statement are affected by this Amendment, and proxy cards, voting instruction cards or Internet or telephone votes submitted before the Special Meeting will be voted with respect to all other matters properly brought before the Special Meeting as instructed on the proxy card, voting instruction card or by the Internet or telephone vote submission.

If you have already submitted your proxy card or voting instruction card or otherwise voted your shares, you do not need to take any action unless you wish to change or revoke your vote.

If you have not yet voted your shares, we encourage you to vote your shares as soon as possible, disregarding Proposal 1. Information about how to vote your shares, or change or revoke your prior vote, is available in the Proxy Statement. The proxy holders identified on the proxy card will vote your shares as indicated on the proxy card or in accordance with the Internet or telephone votes, except that votes will not be cast regarding Proposal 1.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON SEPTEMBER 5, 2025

The Notice of Special Meeting, Proxy Statement, Form of Proxy Card and this Amendment are available free of charge on www.proxyvote.com